eLEC COMMUNICATIONS CORP. AUDIT COMMITTEE CHARTER


                                     PURPOSE

               There shall be an Audit Committee (the "Committee") of the Board of Directors (the "Board") of eLEC Communications Corp., a New York corporation (the "Company"). The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities, primarily through: 1) overseeing management's conduct of the Company's financial reporting process and systems of internal accounting and financial controls; 2) monitoring the independence and performance of the Company's outside auditors; and 3) providing an avenue of communication among the outside auditors, management and the Board.

                            COMPOSITION AND MEETINGS

               The Committee shall have at least three (3) members at all times, each of whom must be independent of management and the Company; provided, however, the Committee may include one non-independent director until such time as three qualified independent directors serve as members of the Board of Directors. Members of the Committee shall be considered independent if: 1) in the sole discretion of the Board, it is determined that they have no relationship that may interfere with the exercise of their independent judgment; and 2) they meet the NASDAQ rules regarding independence of audit committee members. Members of the Committee shall be appointed by the Board and shall serve until the earlier to occur of the date on which he or she shall: 1) be replaced by the Board; 2) resign from the Committee; or 3) resign from the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements or be able to do so within a reasonable period of time after appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise.

               The Committee shall meet as frequently as circumstances dictate, but no less than four times annually. The Board shall name a chairperson of the Committee, who shall prepare and/or approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum.

                           RESPONSIBILITIES AND DUTIES

               The Committee's principal responsibility is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing and/or reviewing those financial statements. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work. The Committee's specific responsibilities are as follows:



                                     GENERAL

               1. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities.

               2. The Committee shall meet at least four (4) times per year, or more frequently as circumstances may require.

               3. The Committee shall report through its chairperson to the Board following the meetings of the Committee.

               4. The Committee shall review this charter and the powers and responsibilities of the Committee at least annually and report and make recommendations to the Board with respect to these powers and responsibilities.

               5. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

               6. The Committee shall prepare annual Committee reports for inclusion in the proxy statements for the Company's annual meetings, as required by rules promulgated by the Securities and Exchange Commission (the "SEC").

               7. The Committee shall, in addition to the performance of the duties described herein, undertake such additional duties as may from time to time be delegated to it by the Board.

                      INTERNAL CONTROLS AND RISK ASSESSMENT

               1. The Committee shall consider and review with management and the outside auditors the effectiveness of or weaknesses in the Company's internal controls, including computerized information system controls and security, the overall control environment and accounting and financial controls.

               2. The Committee shall obtain from the outside auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient.

                                 OUTSIDE AUDITOR

               1. The outside auditors are ultimately accountable to the Board and the Committee, as the representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement). In this regard, the Committee shall recommend to the Board the outside auditor to be nominated.

               2. The Committee shall confer with the outside auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; review and approve the Company's annual audit plans; direct the special attention of the outside auditors to specific matters or areas deemed by the Committee or the outside auditors to be of special significance; and authorize the outside auditors to perform such supplemental reviews or audits as the Committee may deem desirable.

               3. The Committee shall receive from the outside auditor on a periodic basis a formal written statement delineating all relationships between the outside auditor and the Company, consistent with applicable standards. The statement shall include a description of all services provided by the auditor and the related fees. The Committee shall review costs of all audit and other services performed by the outside auditors.

               4. The Committee shall take, or recommend that the Board take, appropriate action to monitor the independent status of the outside auditors.

                               FINANCIAL REPORTING

               1. The Committee shall review and discuss with the outside auditors and management the Company's audited annual financial statements that are to be included in the Company's Annual Report on Form 10-K and the outside auditors' opinion with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof; and determine whether to recommend to the Board that the financial statements be included in the Company's Form 10-K for filing with the SEC.

               2. The Committee shall review and discuss with the outside auditors and management, and require the outside auditors to review, the Company's interim financial statements to be included in the Company's Quarterly Reports on Form 10-Q prior to the filing thereof with the SEC.

               3. The Committee shall review the existence of significant estimates and judgements underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves and the Company's accounting principles.

               4. The Committee shall review and consider other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

                 COMPLIANCE WITH LAWS, REGULATIONS AND POLICIES

               1. The Committee shall review with management actions taken to ensure compliance with any code or standards of conduct for the Company which may be established by the Board.

               2. The Committee shall review with the Company's counsel and others any legal, tax or regulatory matters that may have a material impact on the Company's operations and the financial statements, related Company compliance programs and policies, and programs and reports received from regulators, and shall monitor the results of the Company's compliance efforts.

               3. The Committee shall periodically  review the rules promulgated by the SEC and NASDAQ relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board take, appropriate action to comply with such rules.